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                                                                     Exhibit 3.3
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                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                               KRAFT FOODS INC.


                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

     1.1  Places of Meetings.  All meetings of the shareholders shall be held at
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such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

     1.2  Annual Meeting.  The annual meeting of the shareholders, for the
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election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the day that the Board of Directors may specify.

     1.3  Special Meetings.  A special meeting of the shareholders for any
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purpose may be called at any time by the Chairman of the Board or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     1.4  Notice of Meetings.  Written or printed notice stating the place, day
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and hour of every meeting of the shareholders and, in case of a special meeting, the purpose for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     1.5  Quorum.  Any number of shareholders together holding at least a
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majority of the votes entitled to be cast by a voting group with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.
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     1.6  Inspectors.  An appropriate number of inspectors for any meeting of
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shareholders may be appointed by the Chairman of such meeting.  Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots and the number of votes properly cast.

                                  ARTICLE II

                                   DIRECTORS

     2.1  General Powers.  The property, affairs and business of the Corporation
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shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these bylaws, all of the powers of the Corporation shall be vested in such Board.

     2.2  Number of Directors.  The number of Directors constituting the Board
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of Directors shall be five (5).

     2.3  Election and Removal of Directors; Quorum.
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     (a)  Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

     (b) Directors shall hold their offices for terms of one year and until their successors are elected.

     (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next annual meeting of shareholders and when his successor is elected and qualified.

     (d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.4  Meetings of Directors.  An annual meeting of the Board of Directors
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shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board. The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

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                                  ARTICLE III

                                  COMMITTEES

     3.1    Committees.  The Board of Directors, by resolution adopted by a
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majority of the number of Directors fixed in accordance with these bylaws, may establish standing or special committees of the Board as it may deem advisable, consisting of not less than two (2) Directors. The members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     3.2    Meetings.  Regular and special meetings of any Committee established
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pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these bylaws for regular and special meetings of the Board of Directors.

     3.3    Quorum and Manner of Acting.  A majority of the members of any
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Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     3.4    Term of Office.  Members of any Committee shall be elected as above
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provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

     3.5    Resignation and Removal.  Any member of a Committee may resign at
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any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     3.6    Vacancies.  Any vacancy occurring in a Committee resulting from any
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cause whatever may be filled by a majority of the number of Directors fixed by these bylaws.

                                  ARTICLE IV

                                   OFFICERS

     4.1  Election of Officers; Terms.  The officers of the Corporation shall
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consist of such officers as may from time to time be elected by the Board of
Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected.

     4.2    Removal of Officers; Vacancies.  Any officer of the Corporation may
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be removed summarily with or without cause, at any time, by the Board of
Directors.  Vacancies may be filled by the Board of Directors.

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     4.3    Duties.  The officers of the Corporation shall have such duties as
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generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.

     4.7    Compensation.  The Board of Directors shall have authority to fix
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the compensation of all officers of the Corporation.

                                   ARTICLE V

                      CHAIRMAN OF THE BOARD OF DIRECTORS

     The chairman of the Board of Directors shall be chosen from among the directors but shall not be an officer of the Corporation. The chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors. The chairman shall from, time to time, report to the Board of Directors on matters within his or her knowledge that the interest of the Corporation may require be brought to its notice. The chairman shall do and perform such other duties as from time to time the Board of Directors may prescribe.

                                  ARTICLE VI

                                 CAPITAL STOCK

     6.1    Certificates.  The shares of capital stock of the Corporation shall
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be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     6.2    Lost, Destroyed and Mutilated Certificates.  Holders of the shares
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of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     6.3    Transfer of Shares.  The shares of the Corporation shall be
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transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books

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of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     6.4  Fixing Record Date.  For the purpose of determining shareholders
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entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     7.1  Seal.  The seal of the Corporation shall consist of a flat-faced
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circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

     7.2  Fiscal Year.  The fiscal year of the Corporation shall end on such
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date and shall consist of such accounting periods as may be fixed by the Board of Directors.

     7.3  Checks, Notes and Drafts.  Checks, notes, drafts and other orders
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for the payment of money shall be signed by such persons as the Board of
Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     7.4  Amendment of Bylaws.  Unless proscribed by the Articles of
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Incorporation, these bylaws may be amended or altered at any meeting of the
Board of Directors by affirmative vote of a majority of the number of Directors fixed by these bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any bylaws and to enact bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     7.5  Voting of Shares Held.  Unless otherwise provided by resolution of
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the Board of Directors, the officers of the Corporation may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other

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corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the officers of the Corporation shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the officers of the Corporation may attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

                                 ARTICLE VIII

                               EMERGENCY BYLAWS

     The emergency bylaws provided in this Article VIII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these emergency bylaws, the bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the emergency bylaws shall cease to be operative unless and until another such emergency shall occur.

     During any such emergency:

     (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.5 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

     (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with Article II of the bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

          (i)  the President, if not already serving as a Director;

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        (ii)  Vice-Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in a ge;

        (iii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

        (iv) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

     (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

     No officer, Director or employee shall be liable for action taken in good faith in accordance with these emergency bylaws.

     These emergency bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

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